EXHIBIT 11


                     NETWORK EQUIPMENT TECHNOLOGIES, INC.
          Computation of Primary and Fully Diluted Earnings Per Share
            (in thousands, except per share amounts - unaudited)

                                                               Quarter Ended          Six Months Ended
                                                          Sept. 24,    Sept. 25,   Sept. 24,    Sept. 25,
                                                            1995         1994        1995         1994
                                                          ---------    ---------   ---------    ---------
Primary
   Earnings:
      Net income                                           $  7,448     $  2,919    $ 13,870     $  4,346

      Interest expense during the period on convertible
         subordinated debentures, net of tax  (1)               -            -           -             84
                                                           --------     --------    --------     --------
                                                           $  7,448     $  2,919    $ 13,870     $  4,430
                                                           --------     --------    --------     --------
                                                           --------     --------    --------     --------

   Shares:
      Weighted average number of common shares
         outstanding                                         19,430       17,398      19,161       17,265

      Number of common equivalent shares assuming
         exercise of dilutive stock options                   1,148          845       1,120          723
                                                           --------     --------    --------     --------
                                                             20,578       18,243      20,281       17,988
                                                           --------     --------    --------     --------
                                                           --------     --------    --------     --------

   Primary earnings per share                              $    .36     $    .16    $    .68     $    .25
                                                           --------     --------    --------     --------
                                                           --------     --------    --------     --------

Fully Diluted
   Earnings:
      Net income                                           $  7,448     $  2,919    $ 13,870     $  4,346
                                                           --------     --------    --------     --------
                                                           --------     --------    --------     --------

   Shares:
      Weighted average number of common shares
         outstanding                                         19,430       17,398      19,161       17,265

      Number of common equivalent shares assuming
         exercise of dilutive stock options                   1,263        1,327       1,371        1,343

      Number of common equivalent shares assuming
         conversion of convertible securities (2)               -            -           -            -
                                                           --------     --------    --------     --------
                                                             20,693       18,725      20,532       18,608
                                                           --------     --------    --------     --------
                                                           --------     --------    --------     --------

   Fully diluted earnings per share                        $    .36     $    .16    $    .68     $    .23
                                                           --------     --------    --------     --------
                                                           --------     --------    --------     --------


------------
(1) This amount represents interest on the assumed repurchase of debentures resulting from the 20% limitation of common stock repurchases under the modified treasury stock method.

(2) The assumed exercise of these common stock equivalents was excluded as they were anti-dilutive.


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